Exhibit 99.4
CONSENT OF CREDIT SUISSE SECURITIES (USA) LLC
Complete Production Services, Inc.
11700 Katy Freeway, Suite 300
Houston, Texas 77079
Attention: Board of Directors

RE:	Joint Proxy Statement/Prospectus of Complete Production Services, Inc. (“Complete”) and Superior Energy Services, Inc. (“Superior”) which forms part of the Registration Statement on Form S-4 of Superior (the “Registration Statement”).
     Members of the Board:
     We hereby consent to the inclusion of our opinion letter, dated October 9, 2011, to the Board of Directors of Complete as Annex C to the Joint Proxy Statement/Prospectus included in the Registration Statement filed with the Securities and Exchange Commission today and the references to our firm and our opinion in such Registration Statement under the headings “SUMMARY—Opinions of Financial Advisors,” “THE MERGER—Background of the Merger,” “THE MERGER—Recommendation of Complete’s Board of Directors and Its Reasons for the Merger” and “THE MERGER—Opinion of Complete’s Financial Advisor.” The foregoing consent applies only to the Registration Statement being filed with the Securities and Exchange Commission today and not to any amendments or supplements thereto, and our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any other registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.
     In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.
Dated: November 2, 2011

/s/ CREDIT SUISSE SECURITIES (USA) LLC
CREDIT SUISSE SECURITIES (USA) LLC